                                                                   EXHIBIT 10.30

                         SEVENTH MODIFICATION AGREEMENT
                                       OF
                                 LOAN AGREEMENT
                                    BETWEEN
                      INTEGRATED PROCESS EQUIPMENT CORP.,
                               IPEC CLEAN, INC.,
                              IPEC PRECISION, INC.
                               IPEC PLANAR, INC.,
                  FORMERLY KNOWN AS IPEC PLANAR PHOENIX, INC.,
               SUCCESSOR BY MERGER TO IPEC PLANAR PORTLAND, INC.,
                                      AND
                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
         SUCCESSOR-BY-MERGER TO FIRST INTERSTATE BANK OF ARIZONA, N.A.,
                           INDIVIDUALLY AND AS AGENT

                         DATED AS OF SEPTEMBER 11, 1997


                                   RECITALS:
                                   --------

     A. INTEGRATED PROCESS EQUIPMENT CORP., a Delaware corporation ("Parent"), together with IPEC CLEAN, INC., IPEC PRECISION, INC., IPEC PLANAR, INC., formerly known as IPEC PLANAR PHOENIX, INC., successor by merger to IPEC PLANAR PORTLAND, INC. (collectively, together with Parent, hereinafter "BORROWERS") and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to FIRST INTERSTATE BANK OF ARIZONA, N.A. ("WELLS FARGO") (WELLS FARGO and any other lender who becomes a party hereto under subsection 12.6 of the Loan Agreement being herein referred to collectively as the "Banks" and individually as a"Bank"), and WELLS FARGO as agent for the Banks (in such capacity, together with any successor agent appointed hereunder, the "Agent"), are parties to that certain Loan Agreement, made and entered into as of April 24, 1996, and thereafter amended from time to time (collectively, the "Loan Agreement").

     B. Borrowers, Bank and Agent have agreed to modify the Loan Agreement as hereinafter set forth.

                                   AGREEMENT:
                                   ---------

     NOW, THEREFORE, for due and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
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      1.  DEFINITIONS.

     Words and terms defined in the Loan Agreement shall have the same meanings when used in this Seventh Modification Agreement, except as otherwise indicated. "Seventh Modification" means this Seventh Modification Agreement of the Loan Agreement.

      2.  PRIOR LOAN AGREEMENTS.

          2.1    Prior Loan Agreements Acknowledgments.  Borrowers acknowledge
                 -------------------------------------
with respect to the amounts owing to Bank under the Loan Documents that Borrowers have no offset, defense or counterclaim with respect thereto, no claim or defense in abatement or reduction thereof, nor any other claim against Bank or with respect to any document forming part of the transaction in respect of which the Loan Documents were made or forming part of any other transaction under which Borrowers are indebted to Bank. Borrowers acknowledge that all interest imposed under the Loan Documents through the date hereof, and all fees and other charges that have been collected from or imposed upon Borrowers with respect to the Loans evidenced by the Loan Documents were and are agreed to, and were properly computed and collected.

          2.2  Release.  Borrowers, effective on and from the date of this
               -------
Agreement, do hereby unconditionally, absolutely and irrevocably release Bank and its respective employees, agents (including Agent) and officers from any and all Claims (as the term is defined in this Section 2.3) and defenses against them or any of them, and agree that Bank and its respective employees, agents and officers shall have no liability to Borrowers by reason of anything occurring prior to the date of this Agreement. Accordingly, this Agreement is made to compromise, resolve, settle, and terminate all actual and potential Claims by reason of anything occurring prior to the date of this Agreement. The term "Claims" as used in this Section 2.3 means all claims, complaints, demands, causes of action, damages, costs, expenses, fees, and all other debts, liabilities or obligations of every sort and description, direct and indirect, fixed or contingent, known or unknown, and whether or not liquidated, arising out of, caused by, or otherwise related in any way to events or transactions occurring prior to the date of this Agreement between or affecting any of the parties hereto. Borrowers agree that this general release extends to Claims which Borrowers may not know of or suspect to exist in their favor at the time of executing this release, and Borrowers specifically waive the provisions of any law to the contrary.

      3.  ADDITIONAL CONSIDERATION FOR MODIFICATION.

     In consideration of the modification as herein stated, Borrowers shall reimburse Agent and Bank for all of the Agent's and Bank's unreimbursed legal expenses incurred in connection with this Seventh Modification.

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      4.  MODIFICATION OF LOAN AGREEMENT.

          4.1  Additions to the Definitions and Miscellaneous Provisions
               ---------------------------------------------------------
Section.  In the Definitions and Miscellaneous Provisions Section:

               (i)   add the following definition:

               "Convertible Subordinated Notes" means the Convertible
                ------------------------------
          Subordinated Notes of the Parent due 2004 in an aggregate principal amount not to exceed $115,000,000 issued pursuant to an Indenture dated on or about September 10, 1997 between Parent and State Street Bank and Trust Company, as indenture trustee.

               (ii) the definition of "Permitted Indebtedness" is hereby amended and restated in its entirety by replacing the existing definition with the following:

          "Permitted Indebtedness":  Any Indebtedness identified on Schedule
           ----------------------
          1.3(a) hereto, Indebtedness not so identified but which does not exceed $100,000 in aggregate principal amount on the date of the Loan Agreement, Indebtedness secured by Liens described in clauses (3) and
          (4) of the definition of "Permitted Liens," and the Indebtedness outstanding from time to time under the Convertible Subordinated Notes.

               (iii) the definition of "Restricted Payment" is hereby amended by adding the following phrase prior to the period at the end of such definition:

          ; provided, however, that (i) the Parent may honor conversions of the Convertible Subordinated Notes in accordance with their terms (including by paying nominal amounts representing partial shares), and
          (ii) on or after September 1, 2000, the Parent may call the Convertible Subordinated Notes for redemption in accordance with their terms, and to the extent the Convertible Subordinated Notes are not converted prior to the redemption date, redeem such Convertible Subordinated Notes.

               (iv) the definition of "Leverage Ratio" is hereby amended by adding the following phrase prior to the period at the end of such definition:

          ; provided, however, that Indebtedness of the Parent under the Convertible Subordinated Notes shall not be considered "Funded Debt" for purposes of the Leverage Ratio.

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          4.2  Amendment to Section 9.6.  Section 9.6 is hereby amended and
               ------------------------
restated in its entirety by replacing the existing Section 9.6 with the following:

               9.6  Indebtedness.  Borrowers shall not create, incur or suffer
                    ------------
          to exist any Indebtedness other than Permitted Indebtedness.

          4.3  Amendment to Section 10.1(e).  Section 10.1(e) is hereby amended
               ----------------------------
by adding the following at the end of the first sentence thereof prior to the period:

          ; provided, however, the following shall not constitute an Event of Default under this clause(e): (i) the Parent's honoring conversions of the Convertible Subordinated Notes in accordance with their terms (including by paying nominal amounts representing partial shares), and
          (ii) on or after September 1, 2000, the Parent's calling the Convertible Subordinated Notes for redemption in accordance with their terms, and to the extent the Convertible Subordinated Notes are not converted prior to the redemption date, redeem such Convertible Subordinated Notes.


      5.  AFFIRMATIONS AND ACKNOWLEDGMENTS.

          5.1  Designated Senior Indebtedness.  Borrowers, the Bank and the
               ------------------------------
Agent hereby confirm that the Indebtedness of the Parent under the Loan Documents shall constitute "Designated Senior Indebtedness" for purposes of the Convertible Subordinated Notes and the Indenture governing the Convertible Subordinated Notes (the "Indenture") to the extent permitted by the Convertible Subordinated Notes and the Indenture.

          5.2  Change of Certain Officer.  Agent and the Banks hereby agree that
               -------------------------
Roger D. McDaniel's serving as President and Chief Executive Officer of the Parent shall not constitute a default under Section 9.18 of the Loan Agreement and hereby waive any existing default resulting from his serving in such capacity.

          5.3  Reaffirmations and Certifications.  Borrowers reaffirm and/or
               ---------------------------------
certify to the Bank: (i) the accuracy in all material respects, as of the date hereof, of all of the respective representations and warranties made by Borrowers in the Loan Documents except as has been disclosed in writing to Agent; (ii) Borrowers are in compliance in all material respects with the covenants, agreements and conditions of the Loan Agreement; (iii) no Default or Potential Default has occurred or is existing (or, if a Default or Potential Default exists, a description of such Default or Potential Default and the action being taken or proposed to be taken with respect thereto) has been given to the Agent; (iv) there exists no event or occurrence including any litigation or proceeding affecting Borrowers, which has caused or would cause any Material Adverse Effect on (a) the business, assets, financial condition, results of operations, or cash flow of Borrowers, taken as a whole, in each case from that represented to exist in the financial statements that have been furnished to the Agent, or (b) the current or prospective ability of Borrowers to perform any of their payment or other material obligations under the Loan Agreement and each other

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Loan Documents; (v) Borrowers continue to have good and marketable title to or valid leasehold interests in the Collateral, free and clear of all Liens, encumbrances and claims whatsoever, except for the Permitted Liens; (vi) no financing statement, security agreement or other public notice covering the Collateral is on file or on record in any public office, except such as have been filed in favor of the Agent, for the benefit of the Banks, pursuant to this Security Agreement, or as may evidence a Permitted Lien, or as otherwise allowed by the Loan Documents; (vii) Agent, for the benefit of the Banks, has a valid and perfected first priority security interest in the Collateral (as that term is defined in the Security Agreement between Parent and First Interstate Bank of Arizona, N.A., dated April 24, 1996); and (viii) all actions necessary to be taken by Borrowers' respective Boards of Directors have been taken to authorize and approve this Agreement.

          5.4  No Waiver.  By entering into this Seventh Modification Agreement,
               ---------
the Bank does not waive any existing Default, other than as expressly provided herein, of which it is unaware or any Default hereafter occurring, or become obligated to waive any condition or obligation in any agreement between or among the parties hereto. As of the making of this Seventh Modification Agreement, the Bank is not aware of any existing Default.

          5.5  Miscellaneous.  Borrowers agree: (a) to provide and execute as
               -------------
necessary all other documents reasonably required by Agent and Bank to give effect to this Seventh Modification Agreement, including documents necessary to the continued perfection of security interests previously granted by Borrowers;
(b) this Seventh Modification Agreement is not intended for and shall not be construed for the benefit of any party not a signatory hereto; (c) this Seventh Modification Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns; (d) this Seventh Modification Agreement constitutes the entire agreement (including all representations and promises made) among the parties with respect to the subject matter hereof and no modification or waiver shall be effective unless in writing and signed by the party to be charged; and, (e) time is of the essence hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Seventh Modification Agreement as of the day and year first above written.


                                    "BORROWERS":

                                    INTEGRATED PROCESS EQUIPMENT CORP.


                                    By /s/ John S. Hodgson
                                       -----------------------------------
                                       Name:  John S. Hodgson
                                       Title: V.P. & C.F.O.



                                    IPEC CLEAN, INC.


                                    By /s/ John S. Hodgson
                                       -----------------------------------
                                       Name:  John S. Hodgson
                                       Title: V.P. & C.F.O.



                                    IPEC PRECISION, INC.


                                    By /s/ John S. Hodgson
                                       -----------------------------------
                                       Name:  John S. Hodgson
                                       Title: V.P. & C.F.O.

                                    IPEC PLANAR, INC.,
                                    formerly known as IPEC Planar Phoenix, Inc., successor by merger to IPEC Planar Portland, Inc.


                                    By /s/ John S. Hodgson
                                       -----------------------------------
                                       Name:  John S. Hodgson
                                       Title: V.P. & C.F.O.


                                    "AGENT":

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    successor-by-merger to FIRST INTERSTATE BANK
                                    OF ARIZONA, as Agent


                                    By /s/ John Helms
                                       -----------------------------------
                                       Name:  John Helms
                                       Title: Vice President


                                    "BANK":

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    successor-by-merger to FIRST INTERSTATE BANK
                                    OF ARIZONA


                                    By /s/ John Helms
                                       -----------------------------------
                                       Name:  John Helms
                                       Title: Vice President


                                    Address for Notices:

                                    Wells Fargo Bank, National Association
                                    Post Office Box 53456
                                    Phoenix, Arizona 85072
                                    Attention: John Helms
                                    Regional Commercial Banking Office
                                    MAC 4101-251
                                    Telefacsimile: (602) 229-4409

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